UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 26, 2010

GLOBAL WATER ASSET CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-51075	20-0919460
(Commission File Number)	(IRS Employer Identification No.)

1170, Place du Frere-Andre, 2 e etage Montreal, Quebec, H3B 3C6 Canada
(Address of Principal Executive Offices)

514-518-0614

(Registrant’s Telephone Number, Including Area Code)

P.O. Box 3011, Point Claire, Quebec, Canada H9R 4P3

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change of Fiscal Year

Effective October 26, 2010, the Registrant changed its domicile from the State of Utah to the State of Delaware pursuant to a reincorporation merger.  Pursuant to the reincorporation merger, the Registrant increased the number of shares of common stock which it is authorized to issue from 70,000,000 to 300,000,000 and increased the number of shares of preferred stock which it is authorized to issue from 5,000,000 to 10,000,000. The changed of domicile and the increased capital are further described in the Registrant’s Definitive Information on Schedule 14C that was filed with the Securities and Exchange Commission on September 27, 2010.

The change of domicile proposal and the increased capital proposal were approved by written consent of the holders of a majority of the Registrant’s outstanding votes as described below. As of the record date there were 1,074,675 shares of common stock issued and no outstanding shares of preferred stock issued and outstanding.  In connection with the acquisition of Water Bank of America, Inc. (“Water Bank”) in 2006, theRregistrant granted certain voting rights (“Voting Rights”) to debenture holders of Water Bank and to certain others.  Such Voting Rights will terminate in the future subject to certain conversion actions, but as of the record date, the existing Voting Rights entitled the holders thereof to 280,090 votes, all of which will be voted with the outstanding shares of common stock as a single voting class.  Accordingly, the following “Votes” outstanding as of the record date were as follows:

votes attributed to common stock:

1,074,675

votes attributed to Voting Rights:

   280,090

Total Votes

1,354,765

On August 14, 2010, the following consenting shareholders and Voting Right Holders who collectively have 50.7% of our outstanding Votes, consented in writing to the increased capital proposal and the change of domicile proposal:

Stockholder	Votes	Percentage

3841944 Canada Inc.	175,692	13.0%
Wayne C. Fox	29,064	2.1%
Byron Messier	12,619	0.9%
Jose-Francisco Klujsza	333,334	2.5%
Belair Capital Management, LP	26,235	1.9%
Vicis Capital Master Fund	243,060	17.9%
Tom Wise	11,112	0.8%
Oxford Developments Ltd.	20,988	1.5%
Forstar Capital Advisors	26,235	1.9%
Cipher 06, LLC	25,540	1.9%

Total Votes of Majority Voters	686,824	50.7%
Total Votes Outstanding	1,354,765	100.0%

A copy of the Registrant’s Certificate of Incorporation, as filed with the office of the Secretary of State of the State of Delaware and the Registrant’s Bylaws, were attached to the Information

Statement previously mailed to all shareholders.  Such documents are also available at the SEC’s website at http://www.sec.gov.  These documents can also be read and copied at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549.

The reincorporation merger was effected by the Registrant filing Articles of Merger with the Division of Corporations, Department of Commerce, State of Utah and a Certificate of Ownership and Merger with the Secretary of State, State of Delaware. Copies of these documents are attached hereto as exhibits

Item 5.07 Submission of Matters to a Vote of Security Holders

See Item 5.03 above.

Item 9.01 Financial Statements and Exhibits

(d)  Exhibits.

2.1

Articles of Merger

2.2

Certificate of Ownership and Merger

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: October 28, 2010	GLOBAL WATER ASSET CORPORATION

By: /s/Michel Pelletier
Chief Executive Officer and Director

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